EXHIBIT 99.1

Global Self Storage Board of Directors Unanimously Rejects Unsolicited Acquisition Proposal from Etude Storage Partners

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Board unanimously determined that the proposal significantly undervalues Global Self Storage and its prospects for growth and value creation, and is not in the best interests of the Company and its stockholders
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Board unanimously determined that the continued execution of the Company’s strategic business plan is in the best interests of the Company and its stockholders
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Board unanimously affirmed it is not contemplating a sale of Global Self Storage

MILLBROOK, NY, May 21, 2024 – Global Self Storage, Inc. (NASDAQ: SELF) (the “Company” or “Global Self Storage”), a real estate investment trust that owns, operates, manages, acquires and redevelops self-storage properties, today announced that the Global Self-Storage Board of Directors (the “Board”) unanimously rejected the unsolicited, non-binding, and conditional acquisition proposal that it received from Etude Storage Partners LLC (“Etude”) on May 7, 2024 to acquire all of the outstanding shares of common stock of the Company for $6.15 per share in cash.

The Board, which consists of a majority of independent directors, consistent with its duties under Maryland law and in consultation with its financial and legal advisors, carefully reviewed Etude’s proposal and unanimously determined that such proposal is inadequate and significantly undervalues Global Self Storage and its prospects for growth and value creation, and is not in the best interests of the Company and its stockholders. In addition, the Board unanimously affirmed it is not contemplating a sale of the Company, and unanimously determined that the continued execution of the Company’s strategic business plan is in the best interests of the Company and its stockholders and is more likely than Etude’s proposal to lead to greater long-term value creation for stockholders.

“After a careful and detailed review of Etude’s most recent unsolicited, non-binding, and conditional acquisition proposal, it was clear to our entire Board that Etude’s proposal is a self-interested and opportunistically timed attempt to transfer value to Etude and its principals at the expense of Global Self Storage’s stockholders,” said Mark C. Winmill, President, Chief Executive Officer, Chairman of the Board, and Founder. “Our Board believes that Global Self Storage has significant upside potential and that we can best maximize long-term stockholder value by leveraging our extensive operational expertise in the self-storage industry, our proven track record of financial and operating performance, and our strong capital resources position, brand, and reputation for excellence by continuing to execute our strategic business plan. As such, we are not contemplating a sale of the Company.”

The full text of the letter sent today to Steven Stein, the President of Etude Storage Partners LLC, follows:

May 21, 2024

Dear Mr. Stein:

We are writing in response to your May 7, 2024 unsolicited, non-binding, and conditional acquisition proposal to acquire all of the issued and outstanding shares of Global Self Storage, Inc. for $6.15 per share in cash.

Our Board of Directors, which consists of a majority of independent directors, consistent with its duties under Maryland law and in consultation with its financial and legal advisors, carefully considered your proposal, and unanimously determined that your proposal is inadequate and undervalues Global Self Storage, Inc.’s current and potential long-term value, and is not in the best interests of Global Self Storage, Inc. and its stockholders. Accordingly, our Board rejected your proposal and continues to believe that the execution of our strategic business plan is in the best interests of Global Self Storage, Inc. and its stockholders.

Sincerely,

/s/ Mark C. Winmill

Mark C. Winmill

Chief Executive Officer, President, and

Chairman of Board of Directors

Company Objective

The objective of the Company is to increase value over time for the benefit of all its stockholders. Toward this end, the Company intends to continue to execute its strategic business plan, which includes funding acquisitions, either directly or through joint ventures, and expansion projects at its existing properties. The Board regularly reviews the strategic business plan, with topics and metrices that include capital formation, debt versus equity ratios, dividend policy, use of capital and debt, FFO and AFFO performance, and optimal cash levels.

The Board and management of Global Self Storage believe that the Company's continued operational performance and capital resources position it well to continue to pursue its strategic business plan.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The Company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the Company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the Company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on X, LinkedIn and Facebook.

Cautionary Note Regarding Forward-Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the Company’s ability to execute on its strategic business plan and the effect such execution will have on the creation of stockholder value, the Company’s ability to maximize long-term value for its stockholders, the best path for the Company to follow to maximize long-term stockholder value, the Company’s potential for growth and value creation, the intrinsic value of the Company, the Company’s upside potential, other statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and all other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements. The Company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the Company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including, without limitation, the Company’s examination of historical operating trends and estimates of future earnings, are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. The Company undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the Company may be changed at any time without notice.

Company Contact:

Global Self Storage
Donald Klimoski II
212.785.0900, ext. 280
dklimoski@globalselfstorage.us

Investor Relations Contact:

CMA Investor Relations
Ron Both
949.432.7566
Email Contact